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                INDEMNITY AGREEMENT REGARDING HAZARDOUS MATERIALS

     THIS INDEMNITY AGREEMENT (this "Agreement") is made and given as of the 31st day of March 1993, by Zapata Haynie Corporation, a Virginia corporation ("Zapata"), to and in favor of the United States of America, acting by and through the Secretary of Commerce (the "Secretary"), with reference to the recitals hereinafter set forth.

                                R E C I T A L S:

     A. Zapata is the owner of certain real property located in Vermilion Parish, Louisiana, more particularly described in Exhibit "A" attached hereto and incorporated herein by this reference (the "Land"; the Land, together with all improvements now or hereafter located thereon being referred to herein, collectively, the "Property").

     B. The Secretary has guaranteed certain obligation of Zapata (the "Guarantees") in consideration for which Zapata has executed and delivered to the Secretary certain promissory notes, as amended, payable to the Secretary (the "Notes"), which Notes are secured by, among other things, that certain Collateral Mortgage, Collateral Chattel Mortgage and Collateral Assignment of Leases dated November 18, 1988, as amended, respecting the Property (the "Mortgage").

     C. As a condition to providing the Guarantees, the Secretary requires Zapata to provide certain indemnities concerning Hazardous Materials (as hereinafter defined) affecting the Property.

     NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Secretary, by its acceptance of delivery hereof, and Zapata hereby agree as follows:

     1. Definitions. The following definitions shall apply for purposes of this
Agreement:

     "Environmental Laws" shall mean any and all Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection matters, including without limitation, Hazardous Materials, as now or may at any time hereafter be in effect.

     "Governmental Authorities" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, but only to the extent that any such





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Governmental Authority shall exercise jurisdiction over Zapata or the Secretary, as the case may be.

     "Hazardous Materials" shall mean any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances, petroleum products (including crude oil or any fraction thereof), defined or regulated as such in or under any Environmental Law.

     2. Covenants. So long as the Notes remain outstanding and unpaid or any other amount is owing to the Secretary hereunder or under any other document, Zapata shall, with respect to the Property:

     (a) Comply with, and require all tenants and subtenants, if any, to comply with, all Environmental Laws and obtain and comply with and maintain, and require that all such tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws, except to the extent that failure to do so could not have a material adverse effect on the business, operations, property or financial condition of Zapata.

     (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities respecting Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not have a material adverse effect on the business, operations, property or financial condition of Zapata.

     3. Indemnity. Zapata shall with respect to the Property, defend, indemnify and hold harmless the Secretary, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise arising out of, or in any way relating to the violation or noncompliance by Zapata of or with any Environmental Laws applicable to the Property, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, removal, remedial, and response costs, court costs and litigation expenses.

     4. Environmental Matters. To the best of Zapata's knowledge (i) none of the operations or properties of Zapata's is the subject of Federal, state or foreign investigation evaluating whether any remedial action is needed to respond to a release or threat of a release of any Hazardous Material into the environment;
(ii) Zapata has not received any written communication since July 18, 1989 from a Governmental Authority that alleges that Zapata is not in compliance with any Environmental Laws with respect to the Property, other than any written communication in response to which Zapata took action and restored its compliance with such Environmental Laws; (iii) Zapata has filed all notices required to be filed under any Environmental Law with respect to the Property indicating past or present generation, treatment, storage or disposal of a Hazardous Material or reporting a spill or release of a Hazardous Material


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into the environment; and (iv) Zapata has no material contingent liability in respect of the Property in connection with any Hazardous Material.

     5. Relationship of the Parties. The Secretary is not (and shall not be construed as) a partner, joint venturer, alter ego, manager, controlling person or other business associate or participant of any kind of Zapata, nor an "owner" or "operator" of the Property, nor a "facility" (as such terms are defined by applicable state and federal statutes) and the Secretary does not intend to assume any such status; and the Secretary is not and shall not be deemed responsible for (or a participant in) any acts, omissions or decisions of Zapata.

     6. Notices and Requests. Any and all notices, elections, demands, or requests permitted or required to be made under this Agreement shall be in writing, signed by the party giving such notice, election, demand or request, and shall be delivered personally or sent by registered, certified, or Express United States mail, postage prepaid, or Federal Express or any similar service requiring a receipt, to the other party at the following address:

                  Zapata Haynie Corporation
                  1514 Martens Drive
                  Hammond, Louisiana 70401

                  United States of America
                  National Marine Fisheries Service
                  9450 Koger Boulevard
                  St. Petersburg, Florida 33702

or to such other party and at such other address within the continental United States of America as may have theretofore been designated in writing. The date of receipt of such notice, election or demand shall by the earliest of (i) the date of actual receipt of such notice, election or demand; (ii) three (3) days after the date of mailing thereof by registered or certified mail, (iii) one (1) day after the date of mailing thereof by Express Mail, or the delivery (for redelivery) to Federal Express or another similar service requiring a receipt, or (iv) the date of personal delivery (or refusal upon presentation for delivery) thereof, if applicable.

     7. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, by telephone or by any other means except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

     8. Binding Effect. Except as herein provided, this Agreement shall be binding upon Zapata, its successors and permitted assigns, and shall inure to the benefit of the Secretary, and its successors and assigns. Notwithstanding the foregoing, Zapata, without the prior written consent of the Secretary in each instance, may not assign, transfer or set over to another, in whole or in part, all or any part of its benefits, rights, duties and obligations hereunder, including, but


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not limited to, performance of and compliance with the conditions hereof. Any reference to Zapata shall include the Zapata's successors and assigns.

     9. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of Louisiana applicable to contracts made and to be performed therein (excluding its choice of law provisions).

     10. Not Secured. The obligation evidenced by this Agreement IS NOT secured by the Mortgage.

     IN WITNESS WHEREOF, Zapata has caused this Agreement to be executed as of the day and year first written above.

                                                ZAPATA HAYNIE CORPORATION


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                                                Title:



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